Exhibit 10.13
SHARE REPURCHASE AGREEMENT
Subject to the terms and conditions contained in this agreement (this “Agreement”), RESEARCH PHARMACEUTICAL SERVICES, INC. F/K/A CROSS SHORE ACQUISITION CORPORATION, a Delaware corporation, the “Company”), hereby purchases from PANGAEA ONE ACQUISITION HOLDINGS I, LLC ( “Stockholder”), and Stockholder hereby sells to the Company, 750,000 shares (the “Shares”) of the Company’s common stock for the cash purchase price of US$4.85 per Share for an aggregate purchase price of US$3,637,500 (the “Purchase Price”).
Stockholder hereby represents and warrants to the Company that (i) Stockholder has the full power and authority to enter into, execute, deliver and perform its obligations under this Agreement and upon execution hereof, this Agreement shall be the binding obligation of Stockholder, (ii) Stockholder is the record and beneficial owner of the Shares, (iii) Stockholder has good, valid and marketable title to the Shares and the Shares will be transferred to the Company hereunder free and clear of all liens, (iv) neither Stockholder nor its affiliates have entered into any contract, commitment, agreement or arrangement (other than this Agreement) with any person or entity entitling such other person or entity to purchase any or all of the Shares; and (v) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority, court or securities exchange, as the case may be, to which the Stockholder is subject, (b) violate any provision of the charter, operating agreement or other governing documents of the Stockholder, or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any contract to which the Stockholder or any of its parent, subsidiaries or affiliates is subject (or result in the imposition of any lien upon any of its or any of its parent or subsidiaries’ assets).
The Company hereby represents and warrants to Stockholder that (i) the Company has the full power and authority to enter into, execute, deliver and perform its obligations under this Agreement and upon execution hereof, this Agreement shall be the binding obligation of the Company and (ii) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority, court or securities exchange, as the case may be, to which the Company is subject, (b) violate any provision of the charter, bylaws or other governing documents of the Company, or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any contract to which the Company or any of its subsidiaries or affiliates is subject (or result in the imposition of any lien upon any of its or any of its subsidiaries’ assets). Immediately before and after the consummation of the transactions contemplated by this Agreement, (A) the Company will be solvent as such term is contemplated under applicable law and (B) the Company will have sufficient surplus to pay the Purchase Price in accordance with the laws of the State of Delaware. Except for disclosure under the rules of the AIM, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental authority in order for the parties to consummate the transactions contemplated by this Agreement.
The Parties each agree that this Agreement, the terms and conditions of this Agreement and the discussions surrounding the execution and delivery of this Agreement shall be deemed confidential information and shall not be disclosed or otherwise disseminated by the Parties, except as otherwise required by applicable law or rules of an applicable exchange, market or regulatory authority.
Upon execution of this Agreement by the Parties and simultaneously with the delivery by Stockholder to Capita Registrars, the Company’s registrar (the “Registrar”), of the Closing Documents (as hereinafter defined) (with a copy to be furnished simultaneously to the Company), the Company shall pay the Purchase Price to Stockholder by wire transfer of immediately available funds to the following account :
Bank Name: JP Morgan Chase
Bank Address: 1166 Avenue of the Americas, New York, NY 10036
ABA #: [          ]
Account Name: [          ]
Account Number: [          ]
Contemporaneously with the execution and delivery of this Agreement, Stockholder shall (i) execute and deliver to the Registrar a stock power for the Shares in the form attached hereto as Exhibit A, (ii) deliver to the Registrar the stock certificate representing the Shares, and (iii) enter into, execute and deliver a stock transfer form to transfer the record ownership of the Shares from Stockholder to the Company, in the form attached hereto as Exhibit B (collectively, the “Closing Documents”).
From and after the payment by the Company to Stockholder of the Purchase Price, Stockholder shall have no further ownership interest in or any other rights in or to the Shares.
This Agreement shall be governed by the laws of the State of Delaware. This Agreement sets forth the entire agreement among the parties and their affiliates with respect to the subject matter hereof and shall supersede all prior and contemporaneous communications, agreements and understandings, written or oral, with respect thereto. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. This Agreement may be executed in counterparts and may be executed by facsimile or electronic copies and such copies shall be treated as originally executed. The parties each agree to execute such further documents and perform and do such further acts and things following the closing of the transactions contemplated by this Agreement as the other party may reasonably request in writing in order to carry the provisions of this Agreement into full force and effect. The costs and expenses incurred in carrying out any such request shall be paid by the party making the request.
     IN WITNESS WHEREOF, the Parties hereto have executed this Share Repurchase Agreement as of the dates set forth below.

RESEARCH PHARMACEUTICAL SERVICES, INC.
By:	/s/ Daniel M. Perlman
	Name:	Daniel M. Perlman
	Title:	CEO
	Date:	October 4, 2007

PANGAEA ONE ACQUISITION HOLDINGS I, LLC
By:	/s/ Peter Yu
Name:
Title:
	Date:	October 4, 2007

Exhibit A
FOR VALUE RECEIVED, Pangaea One Acquisition Holdings I, LLC
hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL
SECURITY OR OTHER
TAXPAYER IDENTIFYING
NUMBER OF ASSIGNEE
 20-4322769                       ReSearch Pharmaceutical Services, Inc.
750,000 shares of common stock of ReSearch Pharmaceutical Services, Inc., standing in its name on the books of said corporation represented by Certificate No. A00317 and does hereby irrevocably constitute and appoint Capita IRG Plc to transfer the said stock on the books of the said corporation with full power of substitution in the premises. Certificate A00317 represents 2,200,000 shares and so the transferor hereby requests that the balance shares be returned to the transferor by means of a new certificate representing 1,450,000 shares.
Dated as of October 4, 2007

Pangaea One Acquisition Holdings I, LLC
By:	/s/ Paul Hong
	Name:	Paul Hong
	Title:	Assistant Secretary

IN THE PRESENCE OF

NOTE: The signature(s) of the assignor(s) must correspond exactly with the name(s) appearing on the certificate. Transfer Agents may require that the signature(s) of the assignor(s) must be guaranteed by a commercial bank, trust company or member firm of the Stock Exchange.

Exhibit B

STOCK TRANSFER FORM

(1) (Above this line for Registrars only)

(2) Consideration Money **$3,637,500**		Certificate lodged with the Registrar (For completion by the Registrar)
Full name of Undertaking	(3) ReSearch Pharmaceutical Services, Inc.	
Full description of Security	(4) Common Shares	
Number or amount of shares, stock or other security and, in figures column only, number and denomination of units, if any.	Words (5) Seven Hundred Fifty Thousand	Figures (6) 750,000 (units of)
Name(s) of registered holder(s) should be given in full; the address should be given where there is only one holder. If the transfer is not made by the registered holder(s) insert also the name(s) and capacity (e.g) Executor(s)) of the person(s) making the transfer	In the name(s) of (7) Pangaea One Acquisition Holdings I, LLC c/o Cartesian Capital Group 505 Fifth Avenue, 15th Floor New York, New York 10017	Account Designation (if any) (8) (max 8 characters)

I/We hereby transfer the above security out of the name(s) of the aforesaid to the person(s) named below or to the several persons named in Parts 2 of the Brokers Transfer Forms relating to the above security:

(9) Signature(s) of transferor(s)

1. ____________________
2. ____________________
3. ____________________
4. ____________________

Bodies corporate may execute under their common seal.

Stamp of Selling Broker(s) or, Agent(s), if any, acting for the Transferor(s).

(10)

*Date*____________

Full name(s) of all holders, and full postal address(es) of first holder (including County or, if applicable, postcode) of the person(s) to whom the security is transferred. Please state title, if any, or whether Mr, Mrs, or Miss Please complete in Block Capitals	(11) ReSearch Pharmaceutical Services, Inc. 520 Virginia Drive Fort Washington, PA	Account Designation (if any) (12) (max 8 characters)

I/ We request that such entries be made in the register as are necessary to give effect to this transfer.

Stamp of Buying Broker(s) (if any) (13)	Stamp or name and address of person lodging this form (if other than the Buying Broker(s)) (14)

PTO